UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

INTEGRA LIFESCIENCES HOLDINGS

CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 13, 2020

Integra LifeSciences Holdings Corporation (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission on April 8, 2020 regarding its Annual Meeting of Stockholders (the “Meeting”) to be held on Wednesday, May 13, 2020 at 9:00 a.m., Eastern Time. The Company issued a press release on April 23, 2020 announcing that the Meeting will be conducted exclusively online by remote communication and providing information as to how stockholders can attend and participate in the Meeting. The press release is being filed herewith as definitive additional soliciting material.

THE PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION ANNOUNCES VIRTUAL-ONLY FORMAT FOR ITS 2020 ANNUAL MEETING OF STOCKHOLDERS

PRINCETON, New Jersey, April 23, 2020 — Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, announced today that its 2020 Annual Meeting of Stockholders (the “Meeting”) location will change from its headquarters to a virtual meeting by remote communication. As noted in our Proxy Statement, the Company determined to change the location from a physical meeting to a virtual meeting due to the continuing health concerns regarding the COVID-19 pandemic, restrictions on gathering issued by the State of New Jersey and the U.S. Centers for Disease Control and Prevention, and to continue to support the health and well-being of our employees, stockholders, and directors. No stockholders will be permitted to attend the 2020 Annual Meeting in person.

The meeting will be held at the previously announced date and time, May 13, 2020 at 9:00 a.m., Eastern Time. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting. Whether or not you plan to attend the Annual Meeting, the Company urges you to vote and submit your proxy in advance of the meeting by the methods described in the proxy materials for the Meeting. Please follow the instructions below on how to attend the Meeting.

In order to participate in the Meeting or vote during the Meeting, stockholders must enter the 16-digit digital control number found on their proxy cards by logging on to www.virtualshareholdermeeting.com/IART2020 on the day of the Meeting. Online access to the webcast will be open 15 minutes prior to the Meeting. The Meeting will begin promptly at 9:00 a.m., Eastern Time, on Wednesday May 13, 2020. We encourage you to log on early.

Stockholders attending the Meeting will have the opportunity to submit questions during the meeting that are pertinent to the matters to be voted on at the Meeting through the virtual platform by following the online instructions. Stockholders that have already voted do not need to vote again. A list of the stockholders of record will be available for inspection by stockholders on the virtual meeting website during the meeting and will also be available for inspection by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting by contacting Investor Relations using the contact information below.

Please call the technical support number that will be posted on the virtual meeting login page for any technical difficulties encountered while logging in to the meeting.

About Integra LifeSciences

Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, CertasTM, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru™. For the latest news and information about Integra and its products, please visit www.integralife.com.

Investor Relations Contact:

Michael Beaulieu

Director, Investor Relations

(609) 750-2827

michael.beaulieu@integralife.com

Media Contact:

Laurene Isip

Senior Director, Global Corporate Communications

(609) 750-7984

laurene.isip@integralife.com